EX 10.26

SECOND AMENDMENT
OF ESI PENSION PLAN

             This Second Amendment of ESI Pension Plan (the "Plan") is adopted by ITT Educational Services, Inc. (the "Employer").

Background

             A.         The Employer originally established the Plan effective June 9, 1998.

             B.          The Plan has been amended by a First Amendment.

             C.          The Employer now wishes to amend the Plan further.

Amendment

             Effective as of the dates indicated, the Plan is amended as follows:

             1.          Effective January 1, 2001, the definition of "Compensation" at Section 2.01 is clarified through amendment to read as follows:

             "Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are included in gross income.  For purposes of Sections 6.02 and 6.03, an Employee's salary specifically includes retention bonuses and lump sum vacation pay, and specifically excludes curriculum development pay, settlement agreement pay, lieu of notice pay, and severance pay.   Compensation also includes amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in the gross income of the Member under Code section 125 or 457, subsection 402(h) or 403(b), or paragraph 132(f)(4) or 402(e)(3); and Employee contributions described in Code paragraph 414(h)(2) that are treated as Employer contributions.  Compensation does not include, whether or not included in gross income, reimbursements or other expense allowances; fringe benefits (cash and non–cash); moving expenses (including settling in allowances); or nonqualified deferred compensation; welfare benefits; amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.  Except as permitted by the Code for purposes of Section 7.08 and Articles XI and XIII, an Employee's Compensation will not exceed $150,000, as adjusted to reflect increases in the limitation pursuant to Code paragraph 401(a)(17).

             2.          Effective January 1, 2000, the definition of "Continuous Service" is added to Section 2.01 to read as follows:

             "Continuous Service" means the aggregate period of time during which the employment relationship exists between an Employee and the Employer, determined as follows:

             (1)         The period of time beginning on the date an Employee first performs an Hour of Service and ending on the Employee's Severance from Service date.

             (2)         Any Period of Severance by reason of a quit, discharge or retirement, of less than 12 months; provided, however, that if an Employee is absent from service for a reason other than a quit, discharge, or retirement and subsequently incurs a Severance from Service as a result of a quit, discharge, or retirement, the Period of Severance shall be credited only if the Employee returns to the Employer's service on or before the first anniversary of the date the Employee was first absent from service.

             (3)         Any period of time beginning on the date the Employee first performs an Hour of Service after a Period of Severance and ending on the date the Employee again incurs a Severance from Service.

             (4)         For purposes of aggregating periods of Continuous Service, 12 months of completed service shall equal one year of Continuous Service, and 30 days of completed service shall equal one month of Continuous Service.

             3.          Effective January 1, 2000, the definition of "Full–Time Employee" is added to Section 2.01 to read as follows:

             "Full–Time Employee" means an Employee who regularly works at least 40 hours per week.

             4.          Effective January 1, 2001, the definition of "Regular Part–Time Employee" is added to Section 2.01 to read as follows:

             "Regular Part–Time Employee" means an Employee who regularly works at least 20 hours per week, but less than 40 hours per week.

             5.          Effective January 1, 2000, the definition of "Period of Severance" is added to Section 2.01 to read as follows:

             "Period of Severance" means a period of time that begins on the Severance from Service date and ends on the date on which an Employee again performs an Hour of Service.

             6.          Effective January 1, 2000, the definition of "Severance from Service" is added to Section 2.01 to read as follows:

             "Severance from Service" occurs on the earlier of the following two dates:

                           (1)         The date the Employee quits, is discharged, retires or dies; or

                           (2)         The later of:

             (A)       the first anniversary of the first day the Employee is absent from the service of the Employer for a reason not enumerated in Paragraph (1);

             (B)        the expiration of an authorized leave of absence, provided the Employee does not return to the service of the Employer following the expiration of the leave of absence;

             (C)        in the case of an absence due to maternity or paternity leave for reason of the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the caring for a child for a period immediately following birth or placement, the second anniversary of the date the absence commences; or

             (D)        any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee does not return to the service of the Employer within the period the Employee's reemployment rights are protected by law.

             7.          Effective January 1, 2000, Section 3.01 is amended to read as follows:

             Section 3.01.  Date of Membership.  Each Eligible Employee who was a Member on December 31, 1999 will remain a Member on January 1, 2000, subject to the terms of the Plan in effect on and after that date.  Each Eligible Employee who was not a Member on December 31, 1999, but who is credited with an Hour of Service on or after January 1, 2000, will become a Member in accordance with the provisions of this Section.

             (a)         Each Eligible Employee who is not a Full–Time Employee will become a Member on the first Entry Date that occurs on or after the date he has both reached age 21 and has completed one Year of Eligibility Service.  A former Eligible Employee who has previously completed one Year of Eligibility Service but who has not become a Member will become a Member as of the first Entry Date on or after the date he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee, if he completes a Year of Eligibility Service after he returns to employment with the Employer.  An Eligible Employee who becomes a Member and Separates from Service will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

             (b)        Each Eligible Employee who is a Full–Time Employee will become a Member on the first Entry Date that occurs on or after the date he has both reached age 21 and has completed one year of Continuous Service.  If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs at least a 12-month Period of Severance and is then reemployed, his Period of Severance will not be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment.  If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs a Period of Severance of less than 12 months and is then reemployed, his Period of Severance will be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment.  A former Eligible Employee who has previously completed one year of Continuous Service but who has not become a Member will become a Member as of the first Entry Date on or after the date he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee, if he completes a year of Continuous Service after he returns to employment with the Employer.  An Eligible Employee who becomes a Member and incurs a 12–month Period of Severance will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

             (c)         Notwithstanding the preceding Paragraphs, the period of an Employee's employment prior to January 1, 2000 that was recognized as eligibility service under the terms of the Plan then in effect will be recognized as eligibility service on January 1, 2000.  Recognition of service will be in accordance with the transition rules set forth in Treasury Regulation § 1.410(a)–7(f) and (g).

             8.          Effective January 1, 2001, Section 3.01 is amended to read as follows:

             Section 3.01.  Date of Membership.  Each Eligible Employee who was a Member on December 31, 2000, will remain a Member on January 1, 2001, subject to the terms of the Plan in effect on and after that date.  Each Eligible Employee who was not a Member on December 31, 2000, but who is credited with an Hour of Service on or after January 1, 2001, will become a Member in accordance with the provisions of this Section.

             (a)         Each Eligible Employee who is not a Full–Time Employee or a Regular Part–Time Employee will become a Member on the first Entry Date that occurs on or after the date he has both reached age 21 and has completed one Year of Eligibility Service.  A former Eligible Employee who has previously completed one Year of Eligibility Service but who has not become a Member will become a Member as of the first Entry Date on or after the date he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee, if he completes a Year of Eligibility Service after he returns to employment with the Employer.  An Eligible Employee who becomes a Member and Separates from Service will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

             (b)        Each Eligible Employee who is a Full–Time Employee or a Regular Part–Time Employee will become a Member on the first Entry Date that occurs on or after the date he has both reached age 21 and has completed one year of Continuous Service.  If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs at least a 12-month Period of Severance and is then reemployed, his Period of Severance will not be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment.  If an Employee incurs a Severance from Service before completing a year of Continuous Service, thereafter incurs a Period of Severance of less than 12 months and is then reemployed, his Period of Severance will be counted as Continuous Service in determining the date he completes a year of Continuous Service after his reemployment.  A former Eligible Employee who has previously completed one year of Continuous Service but who has not become a Member will become a Member as of the first Entry Date on or after the date he has both reached age 21 and has completed an Hour of Service upon his reemployment as an Eligible Employee, if he completes a year of Continuous Service after he returns to employment with the Employer.  An Eligible Employee who becomes a Member and incurs a 12–month Period of Severance will again become a Member on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

             (c)         Notwithstanding the preceding Paragraphs, the period of an Employee's employment prior to January 1, 2001 that was recognized as eligibility service under the terms of the Plan then in effect will be recognized as eligibility service on January 1, 2001.  Recognition of service will be in accordance with the transition rules set forth in Treasury Regulation § 1.410(a)–7(f) and (g).

             9.          Effective January 1, 2000, Subsection 3.03(b) is amended to read as follows:

             (b)        The Member will continue to accrue Continuous Service, Years of Eligibility Service and Years of Vesting Service; and

             10.        Effective June 9, 1998, Subsection 7.08(a) is amended to read as follows:

             (a)         A Non–Key Employee who is a Member and has completed at least 1,000 Hours of Service during the Plan Year will accrue a minimum benefit for the Plan Year that, when expressed as a single life annuity beginning on the Employee's Normal Retirement Date, must equal at all times at least the product of (1) the Employee's average Compensation for the five consecutive Plan Years when the Employee had the highest aggregate Compensation and (2) the lesser of (A) 2% per each Plan Year or (B) 20%.  A Non–Key Employee will not fail to accrue a minimum benefit for a Plan Year merely because he was not employed on a specified date of that Plan Year or because his compensation for that Plan Year is less than a stated amount.

             11.        Effective June 9, 1998, Subsection 7.09(b) is amended to read as follows:

             (b)        Notwithstanding any other provision of this Plan, the entire interest of each Member will be distributed either (1) in a single lump sum payment not later than the Required Beginning Date or (2) in a series of payments beginning not later than the Required Beginning Date over the life of the Member or over the lives of the Member and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and a designated Beneficiary).  If a Member's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or joint and last survivor expectancy of the Member and designated Beneficiary.  Life expectancy and joint and last survivor expectancy are computed by the use of the expected return multiples contained in Tables V and VI of 26 C.F.R. § 1.72–9.  For purposes of this computation, life expectancies will not be recalculated.  With respect to a Member who is not a 5% owner and who Separates from Service after the calendar year in which he reaches age 70½, his benefit pursuant to Sections 7.01, 7.02 and 7.03 will be actuarially increased, pursuant to Code clause 401(a)(9)(C)(iii), for the period beginning on April 1 of the calendar year after he reaches age 70½ and ending on the date as of which payment of his benefit begins.  In no event may the Member's benefit payable pursuant to the preceding sentence be less than the Actuarial Equivalent of the benefit that would have been payable to him as of April 1 of the calendar year after he reached age 70½.  The actuarial increase provided for in the preceding two sentences is the same as, and not in addition to, the actuarial increase required by Code section 411.

             12.        Effective June 9, 1998, a new Section 11.03 is added to read as follows:

             Section 11.03.  Special Limitation Pursuant to Code Subsection 415(e)  Notwithstanding any other provision of the Plan, for Plan Years ending before January 1, 2000, for any individual who is a Participant in this Plan and has been a participant in a defined contribution plan of the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed one.  The defined benefit plan fraction for any year is a fraction with a numerator that is the projected annual benefit of the individual under all defined benefit plans of the Employer and with a denominator that is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Code subparagraph 415(b)(1)(A) for that year or (b) the product of 1.4 multiplied by the amount of the limitation in effect under subparagraph 415(b)(1)(B) with respect to that individual for that year.  The defined contribution plan fraction for any year is a fraction with a numerator that is the sum of the annual additions for all years to the individual's accounts in all defined contribution plans of the Employer and with a denominator that is the sum of the lesser of the following amounts determined for that year and for each prior year of service with the Employer:  (a) the product of 1.25 multiplied by the dollar limitation in effect under Code subparagraph 415(c)(1)(A) for that year (determined without regard to paragraph 415(c)(6)), or (b) the product of 1.4 multiplied by the amount of the limitation in effect under subparagraph 415(c)(1)(B) with respect to that individual for that year.  Notwithstanding the foregoing provisions, for any Plan Year for which the Plan is a Top–Heavy Plan, 1.0 shall be substituted for 1.25.  To the extent that the limitations of this Section are exceeded, the appropriate adjustments shall be made under this Plan first.

             13.        Effective June 9, 1998, Subsection 13.03(a) is amended to read as follows:

             (a)         In determining the present value of an Employee's accrued benefits under any defined benefit Retirement Plan, the mortality table and interest rate used for actuarial equivalents in that Retirement Plan will be used.  In addition, subsidized benefits will not be taken into account unless they are nonproportional subsidies.

             This Second Amendment of ESI Pension Plan is executed this   25th    day of          July         , 2001.

ITT EDUCATIONAL SERVICES, INC.

	By:	/s/ Joseph B. Rainier
(Signature)

Joseph B. Rainier
(Printed)

V.P. Dir. H.R.
(Title)
ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

MGR, Benefits & HRIS
(Title)